EXHIBIT 99.1

CCOM Group, Inc. Reports 2012 Second Quarter Results

HAWTHORNE, New Jersey (August 15, 2012) – CCOM Group, Inc. (name changed from Colonial Commercial Corp.) (“CCOM”) (OTCQB: “CCOM,” “CCOMP”), today announced its financial results for the three months and six months ended June 30, 2012.

Results for the three months ended June 30, 2012 compared to results for the same period in 2011:

•	Sales increased 7.6% to $21,737,833 from $20,194,697

•	Gross profit increased 1.5% to $5,524,183 from $5,441,288

•	Selling, general and administrative expenses increased 3.5% to $5,023,109 from $4,852,682

•	Operating income decreased 14.9% to $501,074 from $588,606, as the Company received a $151,798 refund in 2011 for property tax reassessments and no similar refund was received in the current quarter.

•	Net income decreased 18.7% to $405,979 from $499,069

•	Net income per share on a fully diluted basis decreased to $0.04 from $0.05 per share

Results for the six months ended June 30, 2012 compared to results for the same period in 2011:

•	Sales increased 13.0% to $39,829,607 from $35,256,670

•	Gross profit increased 4.7% to $10,072,733 from $9,619,755

•	Selling, general and administrative expenses increased 2.8% to $10,435,457 from $10,149,124

•	Operating loss decreased 31.5% to $(362,684) from $(529,369)

•	Net loss decreased 27.3% to $(557,611) from $(766,710)

•	Net loss per share on a fully diluted basis decreased to $(0.06) from $(0.10) per share

William Pagano, Chief Executive Officer of CCOM, said, “We are pleased that we have been able to report sales increases for the last three consecutive quarters. The Company continues to increase market share in both residential and commercial HVAC systems sales in spite of tepid market conditions. We remain focused on increasing market share and expanding our commercial HVAC systems business, while continuing to control costs.”

About CCOM Group, Inc.

CCOM distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, customized control panels, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. The Company is headquartered in New Jersey, and, with its affiliates, operates out of 18 locations in its geographic trading area.  For more information on CCOM’s operations, products and/or services, please visit www.ccomgrp.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning CCOM’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. CCOM cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in CCOM's periodic reports and registration statements filed with the Securities and Exchange Commission. CCOM undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.
(Financial Highlights Follow)

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash	$243,715	$271,697
Accounts receivable, net of allowance for doubtful accounts of $453,343 and $652,449, respectively	10,325,347	10,057,598
Inventory	13,082,719	12,035,597
Prepaid expenses and other current assets	1,266,189	1,413,531
Total current assets	24,917,970	23,778,423
Property and equipment	924,980	949,912
Goodwill	1,416,929	1,416,929
Other assets	382,454	428,532
	$27,642,333	$26,573,796
Liabilities and Stockholders' Equity
Current liabilities:
Borrowings under credit facility - revolving credit	$13,115,703	$11,991,407
Notes payable, current portion; includes related party notes of $532,009 and $32,009, respectively	898,360	384,630
Trade payables	5,747,536	5,681,928
Accrued liabilities	1,524,026	1,476,776
Income taxes payable	-	586
Total current liabilities	21,285,625	19,535,327
Convertible notes payable-related party	200,000	200,000
Notes payable, non-current portion; includes related party notes of $782,009 and $798,014, respectively	1,853,368	1,977,518
Total liabilities	23,338,993	21,712,845
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding, liquidation preference of $1,465,285	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 9,154,953 shares issued and outstanding	457,747	457,747
Additional paid-in capital	12,659,782	12,659,782
Accumulated deficit	(8,828,842)	(8,271,231)
Total stockholders' equity	4,303,340	4,860,951
	$27,642,333	$26,573,796

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Sales	$21,737,833	$20,194,697	$39,829,607	$35,256,670
Cost of sales	16,213,650	14,753,409	29,756,834	25,636,915
Gross profit	5,524,183	5,441,288	10,072,773	9,619,755

Selling, general and administrative expenses, net	5,023,109	4,852,682	10,435,457	10,149,124
Operating income (loss)	501,074	588,606	(362,684)	(529,369)

Other income	54,343	77,596	108,592	141,564
Interest expense, net; includes related party interest of $14,629 and $15,590 for the three months ended June 30, 2012 and 2011, respectively, and $29,499 and $31,419 for the six months ended June 30, 2012 and 2011, respectively	(149,438)	(167,133)	(303,519)	(378,905)
Net income (loss)	$405,979	$499,069	$(557,611)	$(766,710)

Income (loss) per common share:
Basic	$0.04	$0.05	$(0.06)	$(0.10)
Diluted	$0.04	$0.05	$(0.06)	$(0.10)

Weighted average shares outstanding:
Basic	9,154,953	9,154,953	9,154,953	7,683,130
Diluted	9,448,010	9,448,010	9,154,953	7,683,130

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(557,611)	$(766,710)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	238,653	162,351
Depreciation	187,495	186,352
Net (gain) loss on disposal of fixed assets	(1,113)	156
Changes in operating assets and liabilities
Accounts receivable	(506,402)	(765,006)
Inventory	(1,047,122)	(1,235,055)
Prepaid expenses and other current assets	147,342	(127,004)
Other assets - noncurrent	46,078	(24,814)
Trade payables	65,608	(13,243)
Accrued liabilities	47,250	20,427
Income taxes payable	(586)	(2,360)
Net cash used in operating activities	(1,380,408)	(2,564,906)

Cash flows from investing activities:
Additions to property and equipment	(80,335)	(47,934)
Proceeds from disposal of property and equipment	2,600	3,583
Net cash used in investing activities	(77,735)	(44,351)

Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $366,005 and $216,005, respectively	(544,135)	(565,830)
Issuance of notes payable, related party	850,000	200,000
Issuance of common stock	-	2,250,000
Borrowings under credit facility - revolving credit, net	1,124,296	759,636
Net cash provided by financing activities	1,430,161	2,643,806
(Decrease) increase in cash	(27,982)	34,549
Cash - beginning of period	271,697	75,390
Cash - end of period	$243,715	109,939